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                                                                     EXHIBIT 5.1
[LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]

                              July 26, 2000

Newport Corporation
1791 Deere Avenue
Irvine, California  92606

     Re:  Newport Corporation
          Registration Statement on Form S-3, Commission File No. 333-40878
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Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-3, Registration No. 333-40878, filed by Newport Corporation, a Nevada corporation (the "Company") with the Securities and Exchange Commission (as amended, the "Registration Statement") covering an underwritten public offering of an aggregate of 3,565,000 shares of the Company's common stock, $0.1167 stated value, including 3,465,000 shares to be sold by the Company, of which 465,000 shares will be subject to an over-allotment option to be granted to the underwriters by the Company (the "Company Shares"), and 100,000 shares to be sold by certain selling stockholders (the "Selling Stockholder Shares") (collectively, the "Common Stock").

     In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Articles of Incorporation and Bylaws, as amended to date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

     Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Common Stock, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                              Very truly yours,

                               /s/ STRADLING YOCCA CARLSON & RAUTH